Exhibit 10.1

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 22nd day of September, 2005 by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”), FOSSIL PARTNERS, L.P. (the “Borrower”), FOSSIL, INC. (the “Company”), FOSSIL INTERMEDIATE, INC. (“Fossil Intermediate”), FOSSIL TRUST (“Fossil Trust”), FOSSIL STORES I, INC. (“Fossil I”), INTERMEDIATE LEASING, INC. (“Intermediate Leasing”), ARROW MERCHANDISING, INC. (“Arrow Merchandising”) and FOSSIL HOLDINGS, LLC (“Fossil Holdings”) (the Company, Fossil Intermediate, Fossil Trust, Fossil I, Intermediate Leasing, Arrow Merchandising and Fossil Holdings are sometimes referred to herein individually as a “Guarantor” and collectively as the “Guarantors”).

RECITALS

WHEREAS, the Bank, the Borrower and the Guarantors are parties to that certain Loan Agreement, dated as of September 23, 2004 (as amended, modified or supplemented, from time to time, the “Agreement”);

WHEREAS, the Bank, the Borrower and the Guarantors desire to amend the Agreement and the other Loan Documents as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

1.01                           Capitalized terms used in this Amendment are defined in the Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

Amendments

2.01                           Amendment to Section 1.  Effective as of the date hereof, Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.                                 The Line of Credit.  Subject to, and upon the terms, conditions, covenants and agreements contained herein and in the Revolving Note (as hereinafter defined), the Bank agrees to loan the Borrower, at any time, and from time to time prior to the maturity of the Revolving Note, such amounts as the Borrower may request, up to but not exceeding at any time, the aggregate principal amount of $100,000,000 (the “Total Commitment”); within such limits and during such period, the Borrower may borrow, repay, and re-borrow hereunder (the “Line of Credit”).  All loans under the Line of Credit shall be evidenced by the a Revolving Line of Credit Note (as amended, modified or supplemented from time to time, the “Revolving Note”), substantially in form and substance satisfactory to the Bank, executed by the Borrower and payable to the order of the Bank, and bearing interest upon the terms provided therein (but in no event to exceed the maximum non-usurious interest rate permitted by law).  The principal of, and interest on, the Revolving Note shall be due and payable as provided in the Revolving Note.  Notation by the Bank on its records shall constitute prima facie evidence of the amount and date of any payment or borrowing thereunder.

(a)                                  Renewals and Extensions.  All renewals, extensions, modifications and rearrangements of the Revolving Note, if any, shall be deemed to be made pursuant to this Agreement, and accordingly, shall be subject to the terms and provisions hereof, and the Borrower and the Guarantors shall be deemed to have ratified, as of such renewal, extension, modification or rearrangement date, all of the representations, covenants and agreements herein set forth.

(b)                                 Letters of Credit.  Advances under the Line of Credit may be utilized by the Borrower to fund drawings under any Documentary or Stand-by Letters of Credit (as hereinafter defined) that are issued by the Bank for the account of the Borrower.  In the event the Borrower fails to reimburse the Bank for any such drawings, the Bank may, in its own discretion, advance funds under the Line of Credit to fund such drawings and all such advances shall be added to the principal amount of the Revolving Note.”

2.02                           Amendment to Section 2.  Effective as of the date hereof, the reference to “$50,000,000” contained in Section 2 of the Agreement is hereby deleted and “$100,000,000” is substituted in lieu thereof.

2.03                           Amendment to Section 12(m).  Effective as of the date hereof, Section 12(m) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(m)                         Domestic/Foreign Subsidiary Guarantees/Stock Pledges.  (i) cause each majority-owned subsidiary of the Company or the Borrower which is incorporated or formed in the United States of America and which owns or holds tangible assets having an aggregate book value of $50,000,000 or more (each, a “Significant Domestic Subsidiary”) to execute a Guaranty Agreement in the form of Exhibit A attached hereto, and (ii) pledge to the Bank, as collateral security for the Borrower’s obligations to the Bank hereunder, a security interest in sixty-five percent (65%) of the stock of each majority owned subsidiary of the Company which is incorporated or formed outside of the United States and which owns or holds tangible assets having an aggregate book value of $50,000,000 or more (each a “Significant Foreign Subsidiary”)  by executing a Stock Pledge Agreement in the form of Exhibit B attached hereto.”

2.04                           Amendment to Section 13(b).  Effective as of the date hereof, Section 13(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b)                           Liabilities.  Assume, guarantee, endorse, suffer to exist or otherwise become liable upon, or agree to purchase or otherwise furnish funds for the payment of, the obligations of any person, firm or corporation, except for

(i)                                     the obligations hereunder;

(ii)                                  endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(iii)                               obligations under operating leases;

(iv)                              obligations for indebtedness secured by purchase money liens not to exceed $10,000,000 in the aggregate at any time outstanding;

(v)                                 obligations under foreign currency exchange contracts, so long as such obligations are incurred in the ordinary course of its business;

(vi)                              indebtedness to shareholders, officers or partners, so long as such indebtedness is unsecured, fully subordinated to the indebtedness owing to the Bank in form and substance satisfactory to the Bank, and evidenced by debt instruments satisfactory in form and substance to the Bank;

(vii)                           obligations under guaranties securing indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding;

(viii)                        any other unsecured indebtedness owing by Borrower to The Trade Bank, a joint-venture of the Bank and HSCB; and

(ix)                                any other unsecured indebtedness which is subordinated to the indebtedness owing to the Bank pursuant to a written subordination agreement in form and substance satisfactory to the Bank.”

2.05                           Amendment to Section 14(a).  Effective as of the date hereof, Section 14(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a)                            Quick Ratio.  Maintain, at all times, a ratio of (i) (A) cash, plus (B) cash equivalents, plus (C) account receivables to (ii) current liabilities of not less than 1.0 to 1.0.  Cash, cash equivalents, accounts receivable and current liabilities are defined according to generally accepted accounting principles, with the exception that current liabilities will include all indebtedness of the Borrower under the Revolving Note and all Documentary or Stand-by Letters of Credit.”

2.06                           Amendment to Section 14(c).  Effective as of the date hereof, Section 14(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c)                            Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Ratio of not less than 2.0 to 1.0 throughout the term hereof.  “Fixed Charge Ratio” shall be defined as net profit after taxes, plus depreciation, plus amortization, plus or minus net distributions divided by the current portion of long term debt, plus twenty-five percent of the outstanding amount of the Line of Credit, plus capitalized lease obligations.  The Fixed Charge Ratio shall be determined as of the end of the immediately preceding fiscal quarter for the twelve-month period ended as of the end of such fiscal quarter for which the determination is being made (i.e., on a rolling four-quarter basis).”

ARTICLE III

Conditions Precedent

3.01                           Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Bank:

(a)                                  The Bank shall have received the following documents, each in form and substance satisfactory to the Bank and its counsel:

(i)                                     This Amendment, duly executed by the Borrower and the Guarantors; and

(ii)                                  An Amended and Restated Revolving Line of Credit Note in the form of Exhibit A to this Amendment (hereinafter, the “Revolving Note”), duly executed by the Borrower;

(b)                                 There shall have been no material adverse change in the business or financial condition of the Borrower or any Guarantor;

(c)                                  There shall be no material adverse litigation, either pending or threatened, against the Borrower or any Guarantor that could reasonably be expected to have a material adverse effect on the Borrower or such Guarantor;

(d)                                 The Bank shall have received and be satisfied the results of its credit investigation with respect to certain executives of Borrower;

(e)                                  The representations and warranties contained herein and in the Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof;

(f)                                    No default or Event of Default shall have occurred and be continuing, unless such default or Event of Default has been specifically waived in writing by the Bank;

(g)                                 All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Bank and its legal counsel; and

(g)                                 The Bank shall have received from the Company or the Borrower, as appropriate, all fees and expenses (if any) required to be paid to the Bank pursuant to the Agreement, as amended hereby.

ARTICLE IV

No Waiver

4.01                           Nothing contained herein shall be construed as a waiver by the Bank of any covenant or provision of the Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between the Borrower and/or the Guarantors and the Bank, and the failure of the Bank at any time or times hereafter to require strict performance by the Borrower and/or any Guarantor of any provision thereof shall not waive, affect or diminish any right of the Bank to thereafter demand strict compliance therewith.  The Bank hereby reserves all rights granted under the Agreement, the other Loan Documents, this Amendment and any other contract or instrument between the Borrower and/or the Guarantors and the Bank.

ARTICLE V

Ratifications, Representations and Warranties, Covenants

5.01                           General Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  The parties hereto agree that the Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02                           Ratification of Guaranties.  Each of the Guarantors hereby acknowledges and consents to all of the terms and conditions of this Amendment and the Revolving Note and hereby ratifies and confirms the Guaranty Agreement to which it is a party to or for the benefit of the Bank.  Each of the Guarantors hereby represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder.  Furthermore, each Guarantor agrees that nothing contained in this

Amendment or the Revolving Note shall adversely affect any right or remedy of the Bank under the Guaranty Agreement to which such Guarantor is a party.  Each Guarantor hereby agrees that with respect to the Guaranty Agreement to which it is a party, all references in such Guaranty Agreement to the “Guaranteed Obligations” shall include, without limitation, the obligations of Borrower to Bank under the Agreement, as amended hereby, and under the Revolving Note, as amended hereby.  Finally, each of the Guarantors hereby represents and acknowledges that the execution and delivery of this Amendment and the other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under its respective Guaranty Agreement (except as specifically provided in this Section 5.02) and shall not constitute a waiver by the Bank of any of the Bank’s rights against such Guarantor.

5.03                           Ratification of Security Interests.  The Company hereby agrees that the Stock Pledge Agreement is hereby expressly amended such that the definition of “Secured Obligations” contained therein includes, without limitation, all indebtedness and other obligations of Borrower now or hereafter existing hereunder the Agreement, as amended hereby, the Revolving Note and the other Loan Documents, as amended hereby.  Furthermore, the Company hereby ratifies and reaffirms its obligations under the Stock Pledge Agreement, as the same is amended hereby, and represents and acknowledges that the Stock Pledge Agreement is not subject to any claims, counterclaims, defenses or offsets.  Finally, the Company hereby represents and acknowledges that the execution and delivery of this Amendment and the other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a debtor, pledgor, assignor, obligor and/or grantor under the Stock Pledge Agreement (except as specifically provided this Section 5.03) and shall not constitute a waiver by the Bank of any of the Bank’s rights against the Company.

5.04                           Representations and Warranties.  The Borrower and each of the Guarantors hereby jointly and severally represent and warrant to the Bank that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been duly authorized by all requisite corporate, partnership or trust proceedings, as appropriate, and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the Agreement of Limited Partnership, Articles of Incorporation, By-Laws or Trust Agreement, as applicable, of the Borrower or any Guarantor, or of any mortgage, indenture, contract, agreement or other instrument, or any judgment, order or decree, binding upon the Borrower or any Guarantor; (b) the representations and warranties contained in the Agreement and the other Loan Documents, as amended hereby, are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no default or Event of Default under the Agreement, as amended hereby, has occurred and is continuing, unless such default or Event of Default has been specifically waived in writing by the Bank; and (d) the Borrower and the Guarantors are in full compliance with all covenants and agreements contained in the Agreement and the other Loan Documents, as amended hereby.

ARTICLE VI

Miscellaneous Provisions

6.01                           Survival of Representations and Warranties.  All representations and warranties made in the Agreement or any other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents to be executed in connection herewith, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

6.02                           Reference to Agreement.  Each of the Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in the Agreement and such other Loan Documents to the Agreement, shall mean a reference to the Agreement, as amended hereby.

6.03                           Expenses of the Bank.  As provided in the Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Bank in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of the Bank’s legal counsel, and all costs and expenses incurred by the Bank in connection with the enforcement or preservation of any rights under the Agreement or any other Loan Document, in each case as amended hereby, including, without, limitation, the costs and fees of the Bank’s legal counsel.

6.04                           Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05                           Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Borrower, the Guarantors and the Bank and their respective successors and assigns.

6.06                           Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07                           Effect of Waiver.  No consent or waiver, express or implied, by the Bank to or for any breach of or deviation from any covenant or condition by the Borrower or any Guarantor shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08                           Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09                           Applicable Law.  THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

6.10                           Final Agreement.  THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWER, THE GUARANTORS AND THE BANK.

6.11                           AGREEMENT FOR BINDING ARBITRATION.  The parties agree to be bound by the terms and provisions of the Bank’s current Arbitration Program which is incorporated herein by reference and is acknowledged as received by the parties pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

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IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

“BANK”

WELLS FARGO BANK,
NATIONAL ASSSOCIATION

By:	/s/ Susan K. Nugent
Susan K. Nugent,
Assistant Vice President

“BORROWER”

FOSSIL PARTNERS, L.P.

By:	Fossil, Inc., its general partner

By:	/s/ Randy S. Kercho
Randy S. Kercho,
Executive Vice President

“GUARANTORS”

FOSSIL, INC.

By:	/s/ Randy S. Kercho
Randy S. Kercho,
Executive Vice President

FOSSIL INTERMEDIATE, INC.

By:	/s/ Randy S. Hyne
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL TRUST

By:	/s/ Randy S. Hyne
Name:	Randy S. Hyne
Title:	Secretary

FOSSIL STORES I, INC.

By:	/s/ Mike L. Kovar
Mike L. Kovar, Treasurer

INTERMEDIATE LEASING, INC.

By:	/s/ Mike L. Kovar
Mike L. Kovar, Treasurer

ARROW MERCHANDISING, INC.

By:	/s/ Mike L. Kovar
Mike L. Kovar, Treasurer

FOSSIL HOLDINGS, LLC

By:	/s/ Mike L. Kovar
Mike L. Kovar, Manager

Exhibit:

A - Revolving Note

EXHIBIT A

FORM OF REVOLVING NOTE

(See Attached)